SUB-ITEM 77Q(1):

FEDERATED TOTAL
RETURN
GOVERNMENT
BOND FUND

Amendment No. 5
to the
Declaration of Trust
(dated June 14, 1995)

	THIS
Declaration of Trust is
amended as follows:

	Strike the first
paragraph of Section 5
of Article III and
substitute in its place
the following:

	Section
5.
Establishment
and Designation
of Series or
Class.  Without
limiting the
authority of the
Trustees set
forth in Article
XII, Section 8,
inter alia, to
establish and
designate any
additional
Series or Class
or to modify the
rights and
preferences of
any existing
Series or Class,
the initial Series
shall be, and is
established and
designated as,
Federated Total
Return
Government
Bond Fund, and
the initial
classes shall be,
and are
established and
designated as,

Institutional Shares
Class R6 Shares
Service Shares


       The undersigned
hereby certify that the above
Amendment is a true and
correct Amendment to the
Declaration of Trust as
approved by the Board of
Trustees at a meeting on the
10th day of February, 2016,
to become effective on June
6, 2016.

	Witness the due
execution this 10th day of
February 2016.




/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ John T. Collins
/s/ Charles F. Mansfield, Jr.
John T. Collins
Charles F. Mansfield, Jr.


/s/J. Christopher Donahue
/s/ Thomas M. O?Neill
J. Christopher Donahue
Thomas M. O?Neill


/s/ G. Thomas Hough
/s/ P. Jerome Richey
G. Thomas Hough
P. Jerome Richey


/s/ Maureen Lally-Green
/s/ John S. Walsh
Maureen Lally-Green
John S. Walsh